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                                                                    EXHIBIT 21.1

                               MRO SOFTWARE, INC.
                              List of Subsidiaries

                                         Jurisdiction of
Name of Subsidiary                        Incorporation                Ownership
------------------                       ----------------              ---------
MRO International
Software, Inc.                           Delaware                           (1)
MRO Security Corporation                 Massachusetts                      (1)
MRO International
Holdings, Inc.                           Delaware                           (2)
MRO Software, UK Limited                 United Kingdom                     (2)
MRO Liquidation Co. Limited              Canada                             (2)
MRO Software (Canada) Ltd.               Canada                             (2)
MRO Software S.A.R.L.                    France                             (2)
MRO Software Australia Pty.
Limited                                  Australia                          (2)
MRO Software GmbH                        Germany                            (2)
MRO Software NV                          Netherlands                        (2)
MRO Software AB                          Sweden                             (2)
MRO Software Japan K.K.                  Japan                              (2)
MRO Software Thailand Limited            Thailand                           (2)
PSDI India Private Limited               India                              (2)
MRO Software (Singapore) Pte Ltd         Singapore                          (2)
MRO Software do Brasil Ltda.             Brazil                             (3)
MRO Software Hong Kong Ltd.              Hong Kong                          (2)
MRO Software Korea Co., Ltd.             Korea                              (2)
MRO Software Mexico S.A. de C.V.         Mexico                             (2)
MRO Software (Shanghai) Co. Ltd          China                              (1)
MRO Software Italia s.r.l.               Italy                              (2)
MRO.com, Inc.                            Delaware                           (1)
MRO.com, Limited                         United Kingdom                     (4)
MRO.com (Asia) Limited                   Hong Kong                          (4)
Divested Enterprise, Inc.                Delaware                           (1)
MainControl, Inc.                        Delaware                           (5)
MC Holding Corp. I                       Delaware                           (5)
MC Holding Corp II                       Delaware                           (1)
MC Holding Corp. III                     Delaware                           (1)
MainControl Research Ltd.                Delaware                           (6)
MainControl (UK) Limited                 United Kingdom                     (6)
MainControl GmbH                         Germany                            (6)
MainControl, Ltd.                        Israel                           (6&7)
Modern Distribution Management, Inc.     Minnesota                          (4)
Raptor ASA Corporation                   Louisiana                          (1)

(1)   All of the outstanding capital stock is owned by MRO Software, Inc.

(2) All of the outstanding capital stock (other than certain qualifying shares required in the jurisdiction of organization and representing from 0% to 2% of the outstanding capital stock), is owned by MRO International Software, Inc.

(3) 4,950 shares are owned by MRO International Software, Inc. and 50 shares are owned by MRO International Holdings, Inc.

(4)   All outstanding capital stock is owned by MRO.com, Inc.

(5)   MRO Software Inc. owns 100% of MC Holding Corp. II and MC Holding Corp.
      III. MC Holding Corp. II and MC Holding Corp. III each hold a 50% interest in MC Holding Corp. I. MC Holding Corp. I owns 100% of MainControl, Inc. MC Holding Corp. I originally owned 100% of Capri Acquisition Corp. which was merged into MainControl, Inc.

(6)   MainControl, Inc owns 100%.

(7) MainControl, Ltd. Israel (The Company holds 3,999 shares and 1 share is held by G.L.E. Trust Services Ltd.) also domesticated in Delaware for tax purposes as MainControl Research Ltd.